EXHIBIT 99.1


                    SEVERANCE AGREEMENT AND MUTUAL RELEASE


     This SEVERANCE AGREEMENT AND MUTUAL RELEASE (this "Agreement") is entered into by and between PANAMERICAN BEVERAGES, INC. (together with its successors and assigns, "PANAMCO") and WILLIAM G. COOLING ("MR. COOLING").

     WHEREAS, MR. COOLING is currently employed by PANAMCO and serves as its Chief Executive Officer and as Chairman of its Board of Directors (the "Board"); and

     WHEREAS, the terms and conditions of MR. COOLING's employment are described in an Employment Agreement with PANAMCO dated as of October 6, 2000 (the "Employment Agreement") and in certain related documents; and

     WHEREAS, MR. COOLING and PANAMCO (the "Parties") desire to terminate the Employment Agreement and to set forth in this Agreement the terms and conditions of the termination of MR. COOLING's employment by PANAMCO as Chief Executive Officer and of his service as Chairman of PANAMCO's Board of Directors and an employee (which terms and conditions include a mutual release and waiver of all claims unless expressly exempted herein);

     NOW, THEREFORE, the Parties agree as follows:

1. Execution of Agreement and Effective Date. The Parties agree that MR. COOLING's employment by PANAMCO shall terminate effective 5:00 p.m. on August 30, 2002 (the "Termination Date") in a termination governed by Section 8(c) of the Employment Agreement. The Parties further confirm that, as of the Termination Date, MR. COOLING shall cease to serve as PANAMCO's Chief Executive Officer and as Chairman of PANAMCO's Board, and shall resign as a director of PANAMCO. MR. COOLING understands that the waiver language set forth in Section 4 of this Agreement is intended to encompass the entire period of his employment with PANAMCO and, therefore, MR. COOLING agrees that he shall not be entitled to benefits pursuant to Section 2 of this Agreement unless MR. COOLING executes this Agreement on or before his Termination Date. This Agreement shall become effective and enforceable on the eighth (8th) day after MR. COOLING signs the Agreement and shall not, prior to that day, be revocable by PANAMCO unless revoked by MR. COOLING in accordance with Section 11 below.

2. Benefits. In consideration for MR. COOLING's waiver of certain claims against PANAMCO, and the mutual promises made in this Agreement, and of MR. COOLING's entitlements under the Employment Agreement, PANAMCO agrees to provide the following to MR. COOLING:

                                    1 of 6

     A. Lump Sum Severance Payment. PANAMCO promises to pay MR. COOLING the gross amount of One Million, Three Hundred and Fifty Thousand Dollars ($1,350,000.00), less (in accordance with Section 15(f) of the Employment Agreement) any tax withholding required by applicable law or regulation. Such amount shall be paid by wire transfer of immediately available funds on the 5th business day after the 7 day revocation period described in Section 11 below expires. Such payment shall be deemed to satisfy, inter alia, any entitlement MR. COOLING might otherwise have under Section 8(c)(i) of the Employment Agreement.

     B. Annual Incentive Award. In the event the consolidated net income of PANAMCO for calendar year 2002 is at least $150,000,000.00, PANAMCO promises to pay MR. COOLING an annual incentive award in the gross amount of Five Hundred Thousand Dollars ($500,000.00), less (in accordance with Section 15(f) of the Employment Agreement) any tax withholding required by applicable law or regulations. Alternatively, in the event the consolidated net income of PANAMCO for calendar year 2002 is at least $170,000,000.00, PANAMCO promises to pay MR. COOLING an annual incentive award in the gross amount of One Million Dollars ($1,000,000.00), less (in accordance with Section 15 of the Employment Agreement) any tax withholding required by applicable law or regulation. For purposes of this Section 2B, the Company's consolidated net income for calendar year 2002 shall be the consolidated net income for such year as set forth in the Company's audited annual financial statements for such year as first certified by the Company's independent auditors, but excluding any increase for a special adjustment (including, without limitation, the extraordinary one time sale of any asset such as the gain recognized on the sale of Panamco's interest in Cervejarias Kaiser S.A., or write up in the value of goodwill or of other tangible or intangible assets; and further excluding any decrease for any special adjustment (including, without limitation, the write down in the value of goodwill or of other tangible or intangible assets). Any annual incentive award due shall be paid in cash promptly after such certification.

     C. Benefits under Employment Agreement. Mr. Cooling shall also be entitled to such other and additional amounts and benefits as are provided in Sections 8(e) (provided, however, any reimbursement for attorneys' fees and other charges of counsel for MR. COOLING relating to this Agreement pursuant to Section 7(e) of the Employment Agreement shall be limited to $10,000 (Ten Thousand Dollars)), 8(f), 9 and 10 of the Employment Agreement accrued as of the Termination Date, treating the termination of his employment by PANAMCO as governed by Section 8(c) of the Employment Agreement for this purpose. For avoidance of doubt, the foregoing benefits include benefits under the Stock Option Agreement between the Parties made as of November 10, 2000.

     D. Modification of Restricted Stock Agreement of November 10, 2000. The period of vesting for the second tranche of Restricted Stock shall be extended to November 10, 2005 by which date the second tranche must be earned or forfeited in accordance with the Restricted Stock Agreement; and the period of vesting for the third tranche of Restricted Stock shall be

                                    2 of 6
extended to November 10, 2006 by which date the third tranche must be earned or forfeited in accordance with the Restricted Stock Agreement.

     MR. COOLING understands and acknowledges that he would not receive some of the benefits provided pursuant to this Section 2 except for his execution of this Agreement, his waiver of claims against PANAMCO, and the fulfillment of the promises contained herein.

     3. Promissory Notes. PANAMCO loaned the principal amount of $766,756.23 to MR. COOLING under the terms of a Promissory Note from MR. COOLING to Panamerican Beverages, Inc., dated June 21, 2001 on its first page (the "2001 Note"). PANAMCO loaned the principal amount of $426,799.00 to MR. COOLING under the terms of a Promissory Note from MR. COOLING to Panamerican Beverages, Inc., dated April 10, 2002 on its first page (the "2002 Note"). Nothing in this Agreement shall be construed to modify or amend any of the terms of either the 2001 Note or the 2002 Note.

     4. Mutual Release of Claims. For the purposes of this Section 4 and of
Section 6 below, "PANAMCO" shall include PANAMCO LLC, Panamerican Beverages, Inc., and any parent companies, subsidiaries, related or affiliated entities, and their respective owners, directors, officers, managers, agents, and employees. MR. COOLING knowingly and voluntarily waives and releases any and all known and unknown rights and claims that he has or may have against PANAMCO as of the date MR. COOLING signs this Agreement, other than claims arising under or preserved by this Agreement, including but not limited to any claim(s) under:

o The Employment Agreement (other than as specifically reserved under Section 2C hereof;

o    The National Labor Relations Act;

o    Title VII of the Civil Rights Act of 1964;

o    Sections 1981 through 1988 of Title 42 of the United States Code;

o    The Employee Retirement Income Security Act of 1974;

o    The Immigration Reform and Control Act of 1986;

o    The Americans with Disabilities Act of 1990;

o    The Fair Labor Standards Act;

o    The Age Discrimination in Employment Act of 1967;

o    The Older Workers Benefit Protection Act;

o    The Equal Pay Act of 1963;

o    The Occupational Safety and Health Act;

o    The Family and Medical Leave Act of 1993;

o Any other federal, state or local civil or human rights law or any other federal, state or local law, regulation or ordinance; or

                                    3 of 6

o Any public policy, contract, or common law claims, including any tort claims (e.g., negligent or intentional infliction of emotional distress, defamation, assault, battery, false imprisonment, wrongful termination, etc.) whether based on common law or otherwise.

     Panamerican Beverages, Inc., on behalf of itself and all individuals and entities included within the definition of "PANAMCO" for purposes of this
Section 4, hereby knowingly and voluntarily waives and releases, MR. COOLING against, any and all known and unknown rights and claims that it, or any such individuals or entities, have or may have against MR. COOLING (including his heirs, assigns, agents, and representatives) as of the date Panamerican Beverages, Inc. signs this Agreement, other than claims arising under or preserved by this Agreement, including but not limited to any claim(s) under any federal, state or local law regulation or ordinance or any public policy, contract, or common law claims, including any tort claims.

     This waiver also bars any claim or demand for costs, fees, or other expenses (including, without limitation, attorney's fees) incurred in connection with any claim that is waived or released pursuant to this Section
4. The listing of claims waived in this Section 4 is intended to be illustrative rather than exhaustive. MR. COOLING AND PANAMCO EACH ACKNOWLEDGE AND AGREE THAT THIS AGREEMENT CONSTITUTES A FULL AND FINAL BAR TO ANY AND ALL CLAIMS OF ANY TYPE OTHER THAN THE 2001 NOTE AND THE 2002 NOTE THAT EACH NOW HAS AGAINST THE OTHER TO THE EXTENT SET FORTH IN THIS SECTION 4.

5. Cooperation. MR. COOLING agrees (on reasonable request by PANAMCO, at PANAMCO's sole expense, and subject to his other commitments and obligations) to cooperate with PANAMCO in effecting a smooth transition of the management of PANAMCO with respect to the duties and responsibilities which MR. COOLING performed for PANAMCO as its Chief Executive Officer and as Chairman of its Board. MR. COOLING agrees to make himself reasonably available (on reasonable request by PANAMCO, at PANAMCO's sole expense, and subject to his other commitments and obligations) regarding prior business arrangements, and regarding pending litigation or litigation which may arise in the future, concerning matters of which MR. COOLING has personal knowledge or which were within MR. COOLING's management responsibilities.

6. No Lawsuits. Each Party promises not to institute or have instituted, on such Party's behalf, any lawsuit against the other Party based upon any claim waived by such Party in Section 4 above. This Agreement is not intended to limit either Party's right of access to any government agency, or either Party's right to participate in any investigation by any government agency. However, each of the Parties agrees that, with respect to the claims such Party is waiving herein, such Party is waiving not only such Party's right to recover money or other relief in any action that such Party might institute, but such Party's right to recover money or other relief in any action that might be brought on such Party's behalf by any other person or entity, including any federal, state or local governmental agency or department.

                                    4 of 6

7. Adequate Consideration. Each Party agrees that the benefits provided to such Party under this Agreement constitute adequate and ample consideration for the rights and claims such Party is waiving under this Agreement and for the obligations imposed upon such Party by virtue of this Agreement.

8. Non-Admission. Each Party agrees that neither this Agreement, nor the other Party's waiver of claims pursuant to this Agreement, shall be deemed or construed at any time or for any purpose as an admission by such other Party of any liability or unlawful conduct of any kind.

9. Severability. Should any provision of this Agreement be declared illegal or unenforceable by any court, arbitrator or other tribunal of competent jurisdiction and should such tribunal determine that such provision cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

10. Incorporation by Reference from Employment Agreement. The provisions of Sections 9 through 15 of the Employment Agreement shall be deemed incorporated into this Agreement as if fully set forth herein, with references in such Sections to "the Executive", "the Company" and "this Agreement" being treated (where appropriate) as references to MR. COOLING, PANAMCO, and this Agreement, respectively.

11. Time to Consider Signing Agreement/Right to Revoke. MR. COOLING understands and acknowledges that he has been allowed to take up to twenty-one
(21) days after receipt of this Agreement to decide whether to sign this Agreement. MR. COOLING further understands and acknowledges that he may revoke this Agreement within seven (7) days following the day he executes this Agreement. Any revocation within that period must be submitted, in writing, to Eugene A. Rostov, Esq., c/o Baker & McKenzie, 1200 Brickell Avenue, Ste. 1900, Miami Florida 33131, and state, "I hereby revoke the Severance Agreement and Mutual Release." To be effective, the revocation must be delivered to Baker & McKenzie's offices in Miami, directed to Mr. Rostov's attention, within seven
(7) days of execution of this Agreement.

12. Encouragement to Consult Attorney. PANAMCO hereby encourages MR. COOLING to consult his attorney before signing this Agreement, and MR. COOLING acknowledges that he has consulted his attorney before signing this Agreement.

THE PARTIES HAVE READ, UNDERSTOOD AND FULLY CONSIDERED THE SEVERANCE AGREEMENT AND GENERAL RELEASE AND ARE MUTUALLY DESIROUS OF ENTERING INTO SUCH SEVERANCE AGREEMENT AND GENERAL RELEASE. HAVING ELECTED TO EXECUTE THIS SEVERANCE AGREEMENT AND GENERAL RELEASE, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE BENEFITS SET FORTH HEREIN, MR. COOLING FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS

                                    5 of 6

SEVERANCE AGREEMENT AND GENERAL RELEASE INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST PANAMCO TO THE EXTENT SET FORTH HEREIN.

13. Non Disparagement. Each Party agrees that such Party will neither publicly disparage the other Party nor, directly or indirectly, contact the press or the media, or any of PANAMCO's current or former employees, directors, officers, agents, customers, vendors, or anyone that does business with PANAMCO, or any of MR. COOLING's former or future employers, or any of his current or future business associates, for the purpose of disparaging the other Party's good name or business reputation.

14. Counterpart, Signature by Facsimile. This Agreement may be executed in one or more faxed counterparts, each of which will constitute an original but all of which together constitute a single document.

     IN WITNESS WHEREOF, the Parties have executed this Severance Agreement and General Release as of August 29, 2002. In addition, the individual executing this Agreement on behalf of PANAMCO represents and warrants that he has been duly authorized to do so by PANAMCO's Board.

PANAMCO                                       WILLIAM G. COOLING


By: /s/ Carlos Hernandez-Artigas              By /s/ William G. Cooling
    ---------------------------------            -----------------------------
    Carlos Hernandez Artigas                     William G. Cooling
    Vice President

Date: August 29, 2002                         Date: August 29, 2002
      ------------------------------                --------------------------







                                    6 of 6